                                                                    EXHIBIT 23.3

                       Consent of Independent Accountants

     We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 of our report dated April 16, 2002 relating to the consolidated financial statements and financial statement schedule of Hanover Compressor Company, which appears in Hanover Compressor Company's Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

May 24, 2002